UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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☐  Soliciting Material Pursuant to §240.14a-12.

Commission File No. 001-33169

WIRELESS RONIN TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WIRELESS RONIN TECHNOLOGIES, INC.

Baker Technology Plaza

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

April 26, 2012

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Wireless Ronin Technologies, Inc., to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402, on June 7, 2012, at 3:30 p.m. central time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Scott W. Koller

President and Chief Executive Officer

WIRELESS RONIN TECHNOLOGIES, INC.

Baker Technology Plaza

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 7, 2012

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Wireless Ronin Technologies, Inc., a Minnesota corporation, will be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402, on June 7, 2012, at 3:30 p.m. central time, or any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified;

2.	To consider and vote upon a proposal to amend our Amended and Restated 2006 Non-Employee Director Stock Option Plan to increase the total number of shares for which awards may be granted from 510,000 to 1,000,000;

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

4.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 17, 2012, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Scott N. Ross

Senior Vice President, General Counsel and Secretary

Minnetonka, Minnesota

April 26, 2012

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WIRELESS RONIN TECHNOLOGIES, INC.

Baker Technology Plaza

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 7, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of Wireless Ronin Technologies, Inc. and contains information relating to the annual meeting of our shareholders to be held on June 7, 2012, beginning at 3:30 p.m. central time, at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402. This proxy statement and accompanying proxy card are being distributed on or about April 26, 2012.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on June 7, 2012

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2011 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at http://www.wirelessronin.com/page/1/Proxy-Materials.jsp.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.	The election of seven directors for the ensuing year and until their successors shall be elected and duly qualified;

2.	Approval of an amendment to our Amended and Restated 2006 Non-Employee Director Stock Option Plan to increase the total number of shares for which awards may be granted from 510,000 to 1,000,000; and

3.	Ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm (“independent auditors”) for the year ending December 31, 2012.

Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•	FOR election of each of the nominees for director (see Proposal No. 1);

•

FOR the amendment to our Amended and Restated 2006 Non-Employee Director Stock Option Plan to increase the total number of shares for which awards may be granted from 510,000 to 1,000,000 (see Proposal No. 2); and

•	FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent auditors for the year ending December 31, 2012 (see Proposal No. 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 17, 2012, the record date for the meeting, we had 23,153,343 shares of common stock outstanding and approximately 101 shareholders of record. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

Does the way in which I hold my shares affect how I submit my vote?

Yes. Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 17, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Scott N. Ross, Senior Vice President, General Counsel and Secretary, or hand-delivered to Mr. Ross before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Proposal No. 1.    Assuming the presence of a quorum, the seven persons receiving the highest number of FOR votes will be elected as directors.

Proposal Nos. 2 and 3.    Assuming the presence of a quorum, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals. Abstentions will be considered shares entitled to vote in the tabulation of votes cast and will have the same effect as negative votes on each of these proposals.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

With respect to the first proposal, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. With respect to each of the second and third proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR the amendment to our Amended and Restated 2006 Non-Employee Director Stock Option Plan, and FOR ratification of the appointment of independent auditors).

Who will count the proxy votes?

Votes will be counted by Scott N. Ross, our Senior Vice President, General Counsel and Secretary, who has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Scott W. Koller or Darin P. McAreavey, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Seven persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with Wireless Ronin	Director Since
Stephen F. Birke	58	Founder and President of Birch Tree International, LLC	Chairman of the Board	2008
Gregory T. Barnum	57	Vice President of Finance and Chief Financial Officer of Datalink Corporation	Director	2006
Michael C. Howe	59	Principal of Howe Associates, Inc.	Director	2011
Scott W. Koller	50	President, Chief Executive Officer and Director of Wireless Ronin Technologies, Inc.	President, Chief Executive Officer and Director	2011
Kent O. Lillemoe	53	Independent Consultant	Director	2011
Howard P. Liszt	65	Senior Fellow at the University of Minnesota	Director	2011
Ozarslan A. Tangun	40	Founder and Managing Member of Patara Capital Management, LP	Director	2011

Business Experience

Stephen F. Birke became our Chairman of the Board in January 2011. Mr. Birke joined our board of directors in July 2008 and served as our Interim Chief Executive Officer from September 2008 to December 2008. Mr. Birke served for 38 years at Target Corporation in various roles, most recently as Vice President and General Merchandise Manager until his retirement from Target in May 2008. From October 2009 to September 2010, Mr. Birke served as President and Chief Executive Officer of Lawrence Merchandising, a provider of retail merchandising services. Mr. Birke is also the founder and President of Birch Tree International, LLC, a retail/wholesale consulting company, which was organized in August 2008. Mr. Birke brings retail experience to our board, which is one of our key vertical market segments. He also brings strong leadership and organizational effectiveness to our board.

Gregory T. Barnum joined our board of directors in February 2006, served as our Lead Director from December 2007 to September 2008, and served as our Chairman from September 2008 to December 2010. Since February 2006, Mr. Barnum has been Vice President of Finance, Chief Financial Officer and Secretary for Datalink Corporation, which designs, installs and supports data storage systems. From July 1997 to June 2005, Mr. Barnum was Chief Financial Officer and Secretary of CNT Corporation, an information technology services company. Prior to employment with CNT Corporation, he served as Senior Vice President of Finance and

Administration, Chief Financial Officer and Secretary of Tricord Systems, Inc. and held similar senior financial positions with Cray Computer Corporation and Cray Research, Inc. Mr. Barnum is a member of the board of directors of Lime Energy Co. and serves as a member of its compensation committee, Chairman of its audit committee and as its audit committee financial expert. Mr. Barnum brings public company chief financial officer experience to our board.

Michael C. Howe joined our board of directors in July 2011. Mr. Howe is the principal of Howe Associates, Inc., an angel investment and consulting organization assisting clients with growth opportunities, organizational effectiveness and enhancement in enterprise-wide innovation. Mr. Howe worked with our company as a consultant through Howe Associates, Inc. from December 2010 to June 2011 to perform a business planning and strategy project. Such entity also provided our company with certain software development consulting services. From June 2005 through June 2008, Mr. Howe was the President and Chief Executive Officer of MinuteClinic, Inc., a provider of convenient walk-in healthcare service. While at MinuteClinic, he designed and executed the company’s national expansion efforts, taking it from 19 health care clinics in 2 states to more than 525 health care clinics in 25 states, before the company was acquired by CVS Caremark Corporation in 2006. From 1995 to 2004, Mr. Howe served in various roles at Arby’s Inc., most recently as President and Chief Executive Officer from 1999 to 2004. Prior to 1995, Mr. Howe served in a variety of sales management positions at the KFC Division of YUM! Brands, Inc., Helene Curtis Industries, Inc. and Proctor and Gamble. Mr. Howe also is a director of IntegraMed America, Inc. Mr. Howe brings angel investing, corporate consulting and public company chief executive officer experience to our board.

Scott W. Koller became our President and Chief Executive Officer in January 2011 and was elected to our board in March 2011. Mr. Koller served as our President and Chief Operating Officer from May 2010 to December 2010 and as our Executive Vice President and Chief Operating Officer from March 2009 until May 2010. Mr. Koller joined our company in November 2004. He served as our Senior Vice President of Sales and Marketing from November 2004 through January 2007, our Executive Vice President of Sales and Marketing from February 2007 through October 2008, and our Executive Vice President of Sales and Project Management from October 2008 through March 2009. From December 2003 to November 2004, Mr. Koller served as Vice President of Sales and Marketing for Rollouts Incorporated, a provider of field services for large-scale implementations. From August 1998 to November 2003, Mr. Koller served in various roles with Walchem Corporation, a manufacturer of metering pumps and analytical controllers, including the last three years as Vice President of Sales and Marketing. Mr. Koller served in the U.S. Naval Nuclear Power Program from 1985 to 1992. As our President and Chief Executive Officer, Mr. Koller brings management’s perspective to our board.

Kent O. Lillemoe joined our board of directors in August 2011. Mr. Lillemoe served as Chief Financial Officer of MinuteClinic, Inc., a health services provider, from January 2006 until its acquisition by CVS Caremark in April 2009. Prior to MinuteClinic, Mr. Lillemoe was Chief Financial Officer of Envoy Medical Corporation, a medical device developer, from January 2003 to November 2005; Chief Operating Officer of Avanti Optics Corp., an early stage technology company, from June 2000 until January 2003; Chief Financial Officer of Fargo Electronics, Inc., a publicly-held technology company, from March 1998 to June 2000; and Chief Financial Officer of CyberOptics Corporation, also a publicly-held technology company, from September 1985 to September 1996. Mr. Lillemoe serves on the board of directors of AEI Core Property Income Trust, Inc., a real estate investment trust (REIT) (since August 2011), and Digitiliti, Inc., a developer of cloud-based software products (since August 2011), where he is also chair of the audit committee. He also serves on the boards of directors of Exos Medical Corporation, Vast Enterprises, LLC and Mobi, LLC, all privately-held companies. He also served as a director of Fargo Electronics, Inc. beginning in July 2000, including as Chairman of the Audit Committee starting in September 2003, until it was acquired in August 2006. Mr. Lillemoe brings early stage company experience and public company chief financial officer experience to our board.

Howard P. Liszt joined our board of directors in August 2011. Mr. Liszt is a senior fellow at the University of Minnesota, where he leads a number of education initiatives for students interested in strategic communications careers. From 1994 until his retirement in 2000, Mr. Liszt was Chief Executive Officer of

Campbell Mithun, Inc., a national marketing communications agency he joined in 1976. He also serves on the Board of Directors — Advisory Board of Land O’ Lakes, Inc., a national food and agricultural cooperative (since 2006) and the Board of Advisors of Kalypso, a consulting firm (since November 2010), and as Chairman of OCO Holdings, Inc., a communications service company (since 2009). He previously served as a director of Restore Medical, Inc., a publicly-held medical device company, from May 2006 until its acquisition by Medtronic, Inc. in July 2008; Zomax Inc., a publicly-held company which provided outsourced supply chain management services, from 1996 until its acquisition in October 2006; Ocular Sciences, Inc., a manufacturer and marketer of specialty healthcare products, from 2001 until its acquisition in 2004; and Shuffle Master, Inc., a publicly-held gaming supply company, from 2000 to 2003. Mr. Liszt brings corporate communications experience and advertising experience to our board.

Ozarslan A. Tangun joined our board of directors in July 2011. Mr. Tangun is the founder and managing member of Patara Capital Management, LP, an investment partnership founded in April 2006. Prior to establishing Patara Capital, he was employed by Southwest Securities, a full service brokerage firm based in Texas, from 1995 to 2006. During that time, Mr. Tangun held the position of Director of Research for over six years. He also held the positions of Senior VP and Associate Director of Research. Mr. Tangun served on the board of directors of XETA Technologies, Inc. from April 2009 until May 2011 and HearUSA, Inc. from October 2009 until May 2011. Mr. Tangun brings public company investment and securities experience to our board.

OUR BOARD OF DIRECTORS AND COMMITTEES

Board Overview

Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held nine meetings during the year ended December 31, 2011. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75 percent of all of the meetings of the board and of those committees on which he served, except that Mr. Barnum attended 71.4 percent of such meetings and Mr. Tangun attended 69.2 percent of such meetings.

The board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In this regard, the board has affirmatively determined that Messrs. Birke, Barnum, Lillemoe, Liszt and Tangun are independent directors under that rule. Michael C. Howe, who served our company as a consultant from December 2010 to June 2011, and Scott W. Koller, our President and Chief Executive Officer, are not independent directors. Thomas J. Moudry, Geoffrey J. Obeney, William F. Schnell and Brett A. Shockley, who served on our board during 2011, were independent directors.

The independent members of the board have regularly scheduled meetings at which only independent directors are present, known as executive sessions.

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our Internet website at www.wirelessronin.com and is available, free of charge, upon written request to our Corporate Secretary at Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.wirelessronin.com.

Leadership Structure and Risk Oversight

Our board of directors has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day to day leadership and performance of the company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for board meetings and presides over meetings of the full board. The structure ensures a greater role for the independent directors in setting agendas and establishing priorities and procedures for the work of the board.

Our board believes that its leadership structure is appropriate for administration of its risk oversight function. Our board has the primary responsibility for overseeing risk management of our company, and our management provides it with regular reports highlighting risk assessments and recommendations. Our board delegates its primary responsibility for overseeing risk management within the categories of financial risks, compensation and corporate governance to its key committees. In particular, our audit committee focuses on oversight of financial risks relating to our company; our compensation committee focuses primarily on risks relating to remuneration of our officers and other employees; and our corporate governance and nominating committee focuses on reputational and corporate governance risks relating to our company. In addition, the audit committee and the board regularly hold discussions with our officers regarding the risks that may affect our company.

Committee Overview

The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee, and an executive committee. With the exception of our executive committee, each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board’s committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive		Independent Directors
Stephen F. Birke			X	*	X		X		X
Gregory T. Barnum	X	*					X		X
Michael C. Howe							X
Scott W. Koller							X	*
Kent O. Lillemoe	X				X	*			X
Howard P. Liszt	X		X						X
Ozarslan A. Tangun			X		X				X

*	Denotes committee chairperson.

Each of the audit, compensation, and corporate governance and nominating committees has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.wirelessronin.com and are available in print upon written request to our Corporate Secretary at Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345.

The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. Committees members receive materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our audit committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement, and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our board of directors has determined that each of Gregory T. Barnum and Kent O. Lillemoe is an audit committee financial expert as such term is defined by Item 407(d)(5) of Regulation S-K.

The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the performance, qualifications and independence of our independent auditors. Our audit committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The audit committee met five times during the year ended December 31, 2011.

Audit Committee Report

Our audit committee has:

•	reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 31, 2011;

•

discussed with Baker Tilly Virchow Krause, LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and discussed with Baker Tilly Virchow Krause, LLP its independence.

Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

/s/  Gregory T. Barnum, Chairman

/s/  Kent O. Lillemoe

/s/  Howard P. Liszt

The Audit Committee

Compensation Committee Matters

Our compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the company’s executives. Our compensation committee is also responsible for overseeing and advising the board on the adoption of policies that govern our compensation programs, including stock and benefit plans. The compensation committee met five times during the year ended December 31, 2011.

Each member of our compensation committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined in Exchange Act Rule 16b-3 and is an outside director as defined under Section 162(m) of the Internal Revenue Code.

Compensation Committee Procedures

Our compensation committee has the resources and authority necessary to discharge its duties and responsibilities. Our compensation committee has sole authority to retain and terminate, and approve fees and other retention terms for, its outside counsel, compensation consultants, and other experts or consultants as it deems appropriate.

Our compensation committee looks to certain executive officers, including our named executive officers, for assistance with the design and assessment of our executive compensation program and other personnel issues. For example, our named executive officers assist in the development of corporate succession plans for our Chief Executive Officer and other senior corporate officers, and provide periodic reports on matters relating to the company’s personnel appointments and practices. The committee reviews the performance of the Chief Executive Officer, whereas our Chief Executive Officer assists the committee with its annual review of the performance of the other executive officers. Named executive officers also assist the committee by providing insight on our company’s business goals and results, defining objectives for individual executives, and assessing the effect on our culture and personnel of suggested changes to our compensation programs. No executive officer is involved in assessing or setting his or her own compensation.

In April 2009, our compensation committee engaged Financial Concepts, Inc. as its outside compensation consultant. Financial Concepts was selected based on its ability to meet the committee’s needs at the most effective cost. In May 2009, Financial Concepts presented to the committee a compensation analysis along with its recommendations, which included a market review involving base salary, non-equity incentive awards and equity incentive awards for the company’s executives. The committee gave consideration to the consultant’s analysis and recommendations when establishing the company’s executive compensation program. The committee expects to continue to utilize an outside compensation consultant when it deems appropriate for purposes of evaluating and analyzing the compensation provided to the company’s executives.

Corporate Governance and Nominating Committee Matters

Each member of our corporate governance and nominating committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.

The functions of the corporate governance and nominating committee include identifying individuals qualified to become members of our board, overseeing our corporate governance principles, and completing an annual evaluation of our board. The corporate governance and nominating committee met twice during the year ended December 31, 2011.

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company.

The corporate governance and nominating committee may consider nominees suggested by directors, management and shareholders. It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. Messrs. Howe, Lillemoe, Liszt and Tangun, who are standing for election by the shareholders for the first time at our 2012 annual meeting of shareholders, were brought to the attention of the committee by a security holder, a non-management director, a product development consultant and a non-management director, respectively. The committee may also determine to engage a third-party search firm; however, the committee has not to date paid any third party a fee to assist in identifying or evaluating potential nominees to the board. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

In making its selections, the corporate governance and nominating committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit a written notice, addressed to the Chairman of the corporate governance and nominating committee, in care of the Corporate Secretary, at the principal executive office of Wireless Ronin Technologies, Inc., containing the information set forth below.

Under our amended and restated bylaws, a notice from a shareholder who desires to nominate a director (the “Nominating Person”) must include the following: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) all information with respect to such person that would be required to be set forth in a shareholder’s notice as set forth in (b) below, (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (v) a description of all direct and indirect compensation and other material agreements, arrangements and understandings and any other material relationships during the past three years, between or among any Nominating Person, on the one hand, and such proposed nominee, his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (vi) all other information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC if such Nominating Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant; and (b) as to each Nominating Person, (i) the “Shareholder Information and Disclosable Interests” defined in Section 2.3 of our amended and restated bylaws, which requires detailed information about their ownership of our capital stock, including all derivative securities or hedging transactions, as well as any proxies, understandings, or relationships pursuant to which the person has given or received a right to vote, directly or indirectly, any of our securities, hedging or similar agreements to which they are a party, any rights to dividends and any performance-related fees to which they may be entitled, and (ii) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. In addition, the shareholder must update and supplement such notice to reflect any changes as of (i) the record date for the meeting and (ii) ten business days prior to the meeting or any adjournment or postponement thereof.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the corporate governance and nominating committee as provided under “Shareholder Proposals for 2013 Annual Meeting.”

Minimum Qualifications

The corporate governance and nominating committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the corporate governance and nominating committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an audit committee financial expert; at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Although we have no specific policy regarding diversity, the corporate governance and nominating committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, gender, ethnicity and country of citizenship.

Executive Committee Matters

Our executive committee consists of two independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, one director who served as a consultant to our company from December 2010 to June 2011, and our President and Chief Executive Officer, both of whom are not independent directors. Pursuant to our amended and restated bylaws, the executive committee may exercise all of the powers of the board of directors in the management of our business and affairs when the board is not in session. The executive committee did not meet during the year ended December 31, 2011.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a board meeting earlier in the afternoon preceding the annual shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All of our directors then in office attended the 2011 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Standard Compensation Arrangements

Our compensation committee periodically reviews and makes recommendations to our board regarding the components and amount of non-employee director compensation. Directors who are employees of our company receive no fees for their services as director.

During 2011, non-employee members of our board of directors received the following cash compensation:

•	$45,000 in annual compensation for the Chairman of the Board;

•	$3,500 in annual compensation for the chairmen of our audit committee, compensation committee, and corporate governance and nominating committee; and

•

Board and committee meeting fees as follows: full board meetings ($1,500) and committee meetings ($1,000). For the purposes of earning cash compensation for meeting attendance, “attendance” does not include attending a meeting that lasts for 15 minutes or less. Attendance at meetings on a telephonic basis and not in person with other members of the board or committee results in one-half the stated rate of compensation.

Effective January 1, 2012, non-employee members of our board of directors receive the following cash compensation:

•	$10,000 in annual compensation for each director;

•	An additional $24,000 in annual compensation for the Chairman of the Board;

•	An additional $2,000 annually, per committee, for service on each of the audit committee, compensation committee, and corporate governance and nominating committee; and

•	An additional $2,000 annually for the chairmen of each of the audit committee, compensation committee, and corporate governance and nominating committee.

The foregoing amounts will be payable 50 percent in cash and 50 percent in the form of a stock bonus. The cash component will be paid quarterly in arrears. The equity component will be granted on the last trading day of each fiscal quarter during which the Chairman of the Board, board member, committee member, and committee chairman served our company in such capacity. Such stock bonuses will be issued pursuant to our Amended and Restated 2006 Equity Incentive Plan.

Non-employee members of our board also receive equity-based compensation. Upon election to the board, non-employee directors generally receive a ten-year option for the purchase of 40,000 shares of common stock under our Amended and Restated 2006 Non-Employee Director Stock Option Plan. Such options become exercisable to the extent of 25 percent of the shares purchasable thereunder on the date of grant with additional increments of 25 percent becoming exercisable on each anniversary of the date of grant until vested in full.

In addition, in March 2011, our board of directors awarded each non-employee director a ten-year option for the purchase of 20,000 shares of common stock under our Amended and Restated 2006 Non-Employee Director Stock Option Plan. Such options become exercisable to the extent of 25 percent of the shares purchasable thereunder on the first anniversary of the date of grant with additional increments of 25 percent becoming exercisable annually thereafter. In accordance with the terms of the Amended and Restated 2006 Non-Employee Director Stock Option Plan, the exercise price of each option is $1.17 per share, representing the closing price of our common stock on the NASDAQ Stock Market on March 23, 2011.

Furthermore, in February 2012, our board of directors awarded each non-employee director a ten-year option for the purchase of 32,710 shares of common stock under our Amended and Restated 2006 Non-Employee Director Stock Option Plan. Such options become exercisable to the extent of 25 percent of the shares purchasable thereunder on the date of grant with additional increments of 25 percent becoming exercisable annually thereafter. In accordance with the terms of the Amended and Restated 2006 Non-Employee Director Stock Option Plan, the exercise price of each option is $1.07 per share, representing the closing price of our common stock on the NASDAQ Stock Market on February 16, 2012.

Director Compensation Table

Compensation of our non-employee directors during 2011 appears in the following table. Because Mr. Koller also served as our Chief Executive Officer in 2011, his compensation, including information regarding his unexercised stock options, is instead presented in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)		All Other Compensation ($)		Total ($)
Stephen F. Birke	70,250	14,890		0		85,140
Gregory T. Barnum	14,375	14,890		0		29,265
Michael C. Howe	9,000	316,600	(b)	260,000	(c)	585,600
Kent O. Lillemoe	10,750	31,600		0		42,350
Howard P. Liszt	11,250	31,600		0		42,850
Thomas J. Moudry(d)	2,500	14,890		0		17,390
Geoffrey J. Obeney(d)	1,750	14,890		0		16,640
William F. Schnell(d)	3,500	14,890		0		18,390
Brett A. Shockley(d)	7,250	14,890		0		22,140
Ozarslan A. Tangun	7,750	31,600		0		39,350

(a)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011. The company used a zero percent forfeiture rate assumption for its non-employee director options in 2011 as it does not expect significant turnover on its board.

(b)	Includes the value of a stock option issued to Mr. Howe in connection with the consulting project undertaken by Howe Associates, Inc. from December 2010 to June 2011.

(c)	Represents cash compensation of $200,000 paid to Howe Associates, Inc. in connection with the above-referenced consulting project and $60,000 paid to Howe Associates, Inc. in consideration of software development consulting services rendered from February 2011 to June 2011. Mr. Howe is the sole owner and principal of Howe Associates, Inc.

(d)	Mr. Moudry resigned from our board in August 2011. Messrs. Obeney and Shockley resigned from our board in June 2011. Dr. Schnell resigned from our board in March 2011.

Those who served as non-employee directors during 2011 held the following unexercised stock options at December 31, 2011:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Stephen F. Birke	10,000 70,000 30,000 5,000 0	(a) (b) (c) (d)	0 0 10,000 15,000 20,000	(c) (d) (e)	4.89 1.61 1.19 2.45 1.17	07/30/2013 10/17/2013 02/02/2019 03/17/2020 03/23/2021
Gregory T. Barnum	7,500 20,000 5,000 0	(f) (b) (d)	2,500 0 15,000 20,000	(f) (d) (e)	2.82 1.61 2.45 1.17	12/28/2012 10/17/2013 03/17/2020 03/23/2021
Michael C. Howe	300,000 10,000	(g) (h)	0 30,000	(h)	1.40 1.18	12/16/2020 07/01/2021
Kent O. Lillemoe	10,000	(i)	30,000	(i)	1.25	08/15/2021
Howard P. Liszt	10,000	(j)	30,000	(j)	1.24	08/17/2021
Thomas J. Moudry(k)	7,500 15,000 5,000	(l) (m) (n)	0 0 0		2.82 1.61 2.45	08/15/2012 08/15/2012 08/15/2012
Geoffrey J. Obeney(k)	40,000 15,000 5,000	(o) (m) (n)	0 0 0		4.00 1.61 2.45	06/23/2012 06/23/2012 06/23/2012
William F. Schnell(k)	10,000 20,000 20,000 20,000	(p) (p) (p) (p)	0 0 0 0		2.82 1.61 2.45 1.17	03/30/2012 03/30/2012 03/30/2012 03/30/2012
Brett A. Shockley(k)	7,500 15,000 5,000	(l) (m) (n)	0 0 0		2.82 1.61 2.45	06/27/2012 06/27/2012 06/27/2012
Ozarslan A. Tangun	10,000	(h)	30,000	(h)	1.18	07/01/2021

(a)	This stock option vested to the extent of 10,000 shares on July 30, 2008.

(b)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on October 17, 2008, with additional increments of 25 percent becoming exercisable annually thereafter.

(c)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on February 2, 2009, with additional increments of 25 percent becoming exercisable annually thereafter.

(d)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 17, 2011, with additional increments of 25 percent becoming exercisable annually thereafter.

(e)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 23, 2012, with additional increments of 25 percent becoming exercisable annually thereafter.

(f)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on January 1, 2009, with additional increments of 25 percent becoming exercisable annually thereafter.

(g)	This option had become exercisable in full as of June 9, 2011, pursuant to the terms of our consulting agreement with Howe Associates, Inc.

(h)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on July 1, 2011, with additional increments of 25 percent becoming exercisable annually thereafter.

(i)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on August 15, 2011, with additional increments of 25 percent becoming exercisable annually thereafter.

(j)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on August 17, 2011, with additional increments of 25 percent becoming exercisable annually thereafter.

(k)	Mr. Moudry resigned from our board in August 2011. Messrs. Obeney and Shockley resigned from our board in June 2011. Dr. Schnell resigned from our board in March 2011.

(l)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on January 1, 2009, with additional increments of 25 percent becoming exercisable annually thereafter; however, vesting ceased upon the optionee’s resignation from our board.

(m)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on October 17, 2008, with additional increments of 25 percent becoming exercisable annually thereafter; however, vesting ceased upon the optionee’s resignation from our board.

(n)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 17, 2011, with additional increments of 25 percent becoming exercisable annually thereafter; however, vesting ceased upon the optionee’s resignation from our board.

(o)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 31, 2008, with additional increments of 25 percent becoming exercisable upon the optionee’s annual reelection to our board.

(p)	In March 2011, the compensation committee accelerated the vesting of each of Dr. Schnell’s unvested options in connection with his resignation from the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 17, 2012, by (1) each person who is known to us to own beneficially more than five percent of our common stock, (2) each director and nominee, (3) each executive officer named in the Summary Compensation Table below, and (4) all directors and executive officers as a group. The percentage of beneficial ownership is based on 23,153,343 shares outstanding as of April 17, 2012. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below or pursuant to applicable community property laws, each person identified below has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(a)		Percent of Class(a)
Perkins Capital Management, Inc.	2,890,786	(b)	12.4%
Marathon Capital Management, LLC	2,135,000	(c)	9.2%
Scott W. Koller	371,559	(d)	1.6%
Michael C. Howe	319,582	(e)	1.4%
Stephen F. Birke	185,286	(f)	*
Darin P. McAreavey	159,200	(g)	*
Gregory T. Barnum	65,144	(h)	*
Ozarslan A. Tangun	39,644	(i)	*
Howard P. Liszt	25,144	(i)	*
Kent O. Lillemoe	20,425	(i)	*
All directors and executive officers as a group (8 persons)	1,185,984	(j)	4.9%

*	Represents less than one percent.

(a)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of April 17, 2012.

(b)	As set forth in the Schedule 13G filed on February 3, 2012, by Perkins Capital Management, Inc. (“PCM”). The Schedule 13G reports that PCM is an investment adviser. The Schedule 13G reports that these shares represent 2,277,162 shares over which PCM has sole voting power and 2,890,786 shares over which PCM has sole dispositive power (including warrants to purchase 120,000 shares of common stock). The address of this shareholder is 730 East Lake Street, Wayzata, MN 55391.

(c)	As set forth in the Schedule 13G filed on February 8, 2012, by Marathon Capital Management, LLC (“Marathon”). The Schedule 13G reports that Marathon is an investment adviser. The Schedule 13G reports that these shares represent 1,000 shares over which Marathon has sole voting power and 2,135,000 shares over which Marathon has sole dispositive power. The address of this shareholder is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030.

(d)	Includes 10,000 shares under a restricted stock award which vests in three equal annual installments commencing on March 17, 2013, and 307,500 shares purchasable upon the exercise of options.

(e)	Includes 318,178 shares purchasable upon the exercise of options.

(f)	Includes 143,178 shares purchasable upon the exercise of options.

(g)	Includes 10,000 shares under a restricted stock award which vests in three equal annual installments commencing on March 17, 2013, and 137,500 shares purchasable upon the exercise of options.

(h)	Includes 53,178 shares purchasable upon the exercise of options.

(i)	Includes 18,178 shares purchasable upon the exercise of options.

(j)	Includes 1,014,068 shares purchasable upon the exercise of options and 20,000 shares over which there is sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during 2011 and written representations from such persons that no other reports were required, all applicable Section 16(a) filing requirements were met, except that one report on Form 4 for Ozarslan A. Tangun setting forth his stock option grant in the amount of 40,000 shares on July 1, 2011 was not filed on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for 2011 and 2010.

Name and Principal Position(a)	Year	Salary ($)(b)	Bonus ($)	Stock Awards ($)(c)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
Scott W. Koller President, Chief Executive Officer and Director	2011 2010	265,000 250,000	0 0	0 24,500	74,457 124,904	0 0	420 460	339,877 399,864

Darin P. McAreavey Senior Vice President and Chief Financial Officer	2011 2010	215,000 192,500	0 0	0 24,500	37,229 83,269	0 0	417 443	252,646 300,712

(a)	Mr. Koller became our President and Chief Executive Officer in January 2011 and was elected to our board in March 2011. He served as our President and Chief Operating Officer from May 2010 until December 2010, our Executive Vice President and Chief Operating Officer from March 2009 until May 2010, and our Executive Vice President of Sales and Project Management from October 2008 until March 2009. He joined our company in November 2004. Mr. McAreavey, who joined our company in March 2009, became Senior Vice President and Chief Financial Officer on January 1, 2011. He served as our Vice President and Chief Financial Officer from March 2009 until December 2010.

(b)	The 2012 annual base salaries of Messrs. Koller and McAreavey remained at 2011 levels, namely $265,000 and $215,000, respectively.

(c)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011. The company used a 21.58 percent forfeiture rate assumption for its executive officer options in 2011 based on actual historical experience for all employee option awards. Details regarding the terms of such awards appear under the caption “Outstanding Equity Awards at Fiscal Year-End.”

(d)	Based on the company’s performance in 2011, no non-equity incentive awards were paid to our named executive officers under our Senior Management Bonus Plan for that year.

(e)	Represents premiums we paid for long-term disability insurance.

The material terms of employment agreements and payments to be made upon a change in control are discussed below, in the narrative following “Potential Payments upon Termination or Change in Control.”

Our named executive officers are eligible for retirement benefits on the same terms as non-executives under the company’s defined contribution 401(k) retirement plan. Employees may contribute up to 15% of their pretax compensation to the plan. There is currently no plan for an employer contribution match.

Our named executive officers also are eligible to purchase our securities at a discount to market price on the same terms as all other salaried employees under our Amended and Restated 2007 Associate Stock Purchase Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2011:

	Option Awards(a)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Scott W. Koller	18,750 50,000 127,500 18,750 0	(b) (c) (d) (e)	6,250 0 42,500 56,250 100,000	(b) (d) (e) (f)	2.80 1.61 2.20 2.45 1.17	12/27/2012 10/17/2013 04/27/2019 03/17/2020 03/23/2021	10,000	(g)	12,000	(h)

Darin P. McAreavey	75,000 12,500 0	(i) (e)	25,000 37,500 50,000	(i) (e) (f)	1.12 2.45 1.17	03/09/2019 03/17/2020 03/23/2021	10,000	(g)	12,000	(h)

(a)	Unless otherwise indicated, represents shares issuable upon the exercise of stock options granted under our Amended and Restated 2006 Equity Incentive Plan.

(b)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on January 1, 2009, with additional increments of 25 percent becoming exercisable annually thereafter.

(c)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on October 17, 2008, with additional increments of 25 percent becoming exercisable annually thereafter.

(d)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on April 27, 2009, with additional increments of 25 percent becoming exercisable annually thereafter.

(e)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 17, 2011, with additional increments of 25 percent becoming exercisable annually thereafter.

(f)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 23, 2012, with additional increments of 25 percent becoming exercisable annually thereafter.

(g)	This restricted stock award vests in three equal annual installments commencing on March 17, 2013, assuming continued employment.

(h)	Determined by multiplying the number of shares subject to the restricted stock award by the per share closing price of our common stock on December 30, 2011, the last trading day of 2011.

(i)	This stock option became exercisable to the extent of 25 percent of the shares purchasable thereunder on March 9, 2009, with additional increments of 25 percent becoming exercisable annually thereafter.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer or change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event.

The potential payments for each named executive officer who is currently employed with our company were determined as part of the negotiation of each of their employment agreements, and the compensation committee believes that the potential payments for the triggering events are in line with current compensation trends. The events that would trigger a current named executive officer’s entitlement to payments or other benefits upon termination or a change in control, and the value of the estimated payments and benefits, based on annual base salaries in effect as of January 1, 2012, are described in the following table, assuming a termination date and, where applicable, a change in control date of December 31, 2011, and a stock price of $1.20 per share, which was the closing price of one share of our common stock on December 30, 2011, the last trading day of 2011.

	Benefits	Scott W. Koller	Darin P. McAreavey
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason, not upon a Change in Control	Severance	$265,000	$107,500
	Acceleration of equity awards	$0	$0
	COBRA continuation payments	$8,801	$4,401

	Total:	$273,801	$111,901

Involuntary Termination without Cause or Voluntary Resignation for Good Reason, within 12 months of Change in Control(a)	Severance	$265,000	$215,000
	Acceleration of equity awards	$15,000	$18,995
	COBRA continuation payments	$8,801	$8,801

	Total:	$288,801	$242,796

Voluntary Resignation following Change in Control(a)	Severance	$0	$0
	Acceleration of equity awards	$15,000	$18,995
	COBRA continuation payments	$0	$0

	Total:	$15,000	$18,995

(a)	Our Amended and Restated 2006 Equity Incentive Plan provides that, unless otherwise provided by our compensation committee in an award agreement, any options outstanding as of the date of a change in control which are not then exercisable and vested shall become fully exercisable and vested, and the restrictions and deferral limitations applicable to any restricted stock or restricted stock units shall lapse and the restricted stock or restricted stock units shall become free of all restrictions and become fully vested.

We have an amended and restated executive employment agreement with Scott W. Koller pursuant to which he became our President and Chief Executive Officer, effective January 1, 2011. We also have an executive employment agreement, as amended, with Darin P. McAreavey pursuant to which he began serving as our Senior Vice President and Chief Financial Officer, effective January 1, 2011.

These agreements have terms ending December 31, 2012; however, they will be automatically extended for successive one-year periods unless either our company or the executive elects not to extend employment. Mr. Koller’s agreement provides for an annual base salary of $265,000 and Mr. McAreavey’s agreement provides for an annual base salary of $215,000. Under the agreements, the executives are eligible to participate in performance-based cash bonus or equity award plans for our senior executives. In general, the annual base salaries payable under these agreements may be increased, but not decreased, in the sole discretion of our board. Pursuant to these agreements, each executive participates in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets eligibility and other requirements. Each executive is entitled to 22 business days of paid time off per year. Upon any termination of employment, each executive will receive base salary for services performed, accrued and unpaid paid time off, and any interest he may have as a terminated employee in our 401(k) plan or other plans in which he participated. Upon a termination of employment for good reason (as defined), without cause (as defined), or within 12 months following a change in control (as defined) other than by death, disability or for cause, then, in addition to the foregoing amounts, Mr. Koller will be entitled to receive a severance payment equal to one year of base salary. With respect to Mr. McAreavey, in addition to the amounts set forth above, upon a termination of employment for good reason (as defined) or without cause (as defined), then, he will be entitled to receive a severance payment equal to six months of base salary, or upon a termination of employment within 12 months following a change in control (as defined) other than by death, disability or for cause, then, he will be entitled to receive a severance payment equal to one year of base salary. These amounts would generally be paid in equal monthly installments over the non-competition period specified below. In addition, in a termination without cause or for good reason, Mr. McAreavey is entitled to a payment equal to the non-equity incentive plan award paid in the prior year, if any, subject to certain limitations. Furthermore, if the executive is eligible for and elects COBRA coverage, and continues to pay his portion of the monthly medical insurance premiums, we will continue to pay our company’s portion of the monthly medical insurance premiums for COBRA coverage for the executive and his eligible dependents for a period ending on the earlier of one year after termination of employment or until such officer is eligible to be covered by another plan providing medical benefits. Messrs. Koller and McAreavey have agreed to certain non-disparagement and non-competition provisions during the term of employment and for two years thereafter, certain non-disclosure and inventions provisions during the term of employment and thereafter, and certain non-interference and non-recruitment provisions during the term of employment and for a certain period of time thereafter (two years for Mr. Koller and one year for Mr. McAreavey).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

In February 2009, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers.

Consulting Project and Other Services

On December 16, 2010, we engaged Howe Associates, Inc. as a consultant to perform a business planning and strategy project for our company. Michael C. Howe, who joined our board of directors in July 2011 after the completion of the project, is the sole owner and principal of Howe Associates, Inc. The consulting project, which was completed in June 2011, entailed an assessment of our management team and enhancement of our company’s business plan. For these services, we paid Howe Associates, Inc. $200,000 in cash, reimbursed

Mr. Howe’s reasonable travel expenses for travel outside the Twin Cities to meet with clients and prospective clients, and issued Mr. Howe a ten-year non-qualified stock option under our Amended and Restated 2006 Equity Incentive Plan for the purchase of 300,000 shares of our common stock at an exercise price of $1.40 per share, representing the closing price of one share of our common stock on the NASDAQ Capital Market on December 16, 2010. As a result of achieving the vesting requirements set forth in the consulting agreement, such option became fully exercisable in June 2011. We also paid $60,000 to Howe Associates, Inc. in consideration of software development consulting services rendered from February 2011 to June 2011.

Because Mr. Howe did not join our board of directors until July 2011, the foregoing consulting project and software development consulting services were not approved by our audit committee as related person transactions.

Employment Agreements

The terms of the employment agreements between our company and our executive officers are set forth in the Executive Compensation section of this proxy statement under the caption “Potential Payments upon Termination or Change in Control.”

PROPOSAL NO. 2

AMENDMENT TO AMENDED AND RESTATED

2006 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Overview

The board of directors and our shareholders previously approved the Amended and Restated 2006 Non-Employee Director Stock Option. A total of 510,000 shares of common stock has been reserved for issuance under the plan. As of April 17, 2012, we had outstanding option awards for the purchase of 466,260 shares under the plan with a weighted average exercise price of $1.47 per share, and 43,740 shares remaining available for future issuance under the plan. Under the plan, non-employee members of the board of directors are awarded non-statutory options to purchase shares of common stock on a discretionary basis. The board of directors has determined that the number of shares remaining available for future issuance under the plan is insufficient to meet the anticipated needs of our company. On April 19, 2012, the board approved, subject to shareholder approval, the Amended and Restated 2006 Non-Employee Director Stock Option Plan attached hereto as Appendix A.

The following summary of the plan does not purport to be a complete description and is qualified in its entirety by the specific language of the plan.

Plan Summary

Purpose.    The purpose of the plan is to attract and retain the best available individuals to serve as our directors, to provide additional incentive to our non-employee directors to serve as directors and to encourage continued service by such persons on the board.

Term.    The plan became effective on April 15, 2006. It will continue in effect until April 14, 2016; however, the board may determine to terminate the plan at an earlier time.

Administration.    The plan is administered by the compensation committee of the board of directors. This committee has complete discretion to interpret the plan and to make all other decisions relating to the operation of the plan. This committee also has the authority to accelerate the vesting of, or extend the duration of, any option granted under the plan.

Eligibility.    Individuals who serve as our non-employee directors or who subsequently become non-employee directors are eligible to participate in the plan. As of April 17, 2012, we had six non-employee directors.

Exercise Price.    The exercise price for an option granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. Upon exercise, the consideration to be paid for the shares to be issued may be paid in cash or in such other form of consideration as the board or compensation committee may determine to be appropriate. On April 17, 2012, the closing price of our common stock on the NASDAQ Capital Market was $0.85 per share.

Change in Control.    Upon a change in control (as defined in the plan), an award will become fully exercisable as to all shares subject to such award. Upon a change in control, the committee may determine that some or all optionees holding outstanding options will receive, with respect to some or all of such options, as of the effective date of the change in control, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of the change in control over the exercise price per share of such options.

Amendment.    In general, the board may suspend, amend or terminate the plan, or any part thereof, at any time; provided, however, that no suspension, amendment or termination may adversely affect any outstanding award without the consent of the optionee. If any amendment to the plan requires shareholder approval for the continued applicability of Rule 16b-3 under the Exchange Act, or for initial or continued listing of our company’s securities upon any exchange or NASDAQ, then such amendment must also be approved by the shareholders.

Anti-Dilution Provisions.    The board of directors will equitably adjust the maximum number of shares of common stock reserved for issuance under the plan in the event of stock splits or consolidations, stock dividends or other transactions in which our company receives no consideration.

Proposed Plan Amendment

The board has approved, subject to shareholder approval, an amendment to the plan that would increase the total number of shares of common stock which may be awarded under the plan by 490,000 shares from 510,000 to 1,000,000.

The board believes that this amendment will advance the interests of our company and its shareholders by continuing to provide incentive to non-employee directors to serve on our board and facilitating an increase in the proprietary interests of non-employee directors in our company. The board further believes that the increase in the total number of shares for which awards may be granted will be sufficient to permit awards to be made under the plan for the next two to three years.

The text of the plan, including the proposed amended language, which is bold and underlined, is attached as Appendix A to the proxy statement.

Certain Federal Income Tax Consequences

The following discussion is only a brief summary of the material federal income tax consequences of the plan. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on the Code as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of applicable state, local or foreign tax laws.

The grant of an option under the plan is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and our company will be entitled at that time to a tax deduction in the same amount. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequences to our company in connection with dispositions of shares acquired under an option.

The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and our company with respect to the grant and exercise of options under the plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee’s death or the income tax laws of any municipality, state or foreign country in which the optionee’s income or gain may be taxable.

New Plan Benefits

Future awards to be received by or allocated to non-employee directors under the plan are not presently determinable.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. The board of directors considers approval of the amendment to be in the best interests of our company and our shareholders and recommends that you vote FOR approval of the amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	2,076,360	(1)		$1.89	1,853,666	(2)
Equity compensation plans not approved by security holders	0		$	N/A	0

Total	2,076,360			$1.89	1,853,666

(1)	Represents 270,000 shares of common stock issuable upon exercise of outstanding stock options under the Amended and Restated 2006 Non-Employee Director Stock Option Plan, 1,777,360 shares of common stock issuable upon exercise of outstanding stock options under the Amended and Restated 2006 Equity Incentive Plan, 29,000 shares of common stock issuable upon vesting of restricted stock awards under the Amended and Restated 2006 Equity Incentive Plan.

(2)	Represents 240,000 shares of common stock available for issuance under the Amended and Restated 2006 Non-Employee Director Stock Option Plan, 1,338,666 shares of common stock available for issuance under the Amended and Restated 2006 Equity Incentive Plan, and 275,000 shares of common stock available for issuance under the Amended and Restated 2007 Associate Stock Purchase Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2012. A proposal to ratify that appointment will be presented to shareholders at the annual meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by Baker Tilly Virchow Krause, LLP for 2011 and 2010.

	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees(a)	$105,095	$99,661
Audit-related fees(b)	25,000	0
Tax Fees(c)	28,025	14,740

Total Fees	$158,120	$114,401

(a)	Audit fees consisted of fees for services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements, and for professional services in connection with our registered direct offerings.

(b)	Audit-related fees consisted of fees for the issuance of a comfort letter in connection with our December 2011 issuance of common stock pursuant to our existing shelf registration statement.

(c)	Tax fees consisted of the aggregate fees billed for tax compliance, tax advice, and tax planning.

Our audit committee reviewed the audit and non-audit services rendered by Baker Tilly Virchow Krause, LLP during 2011 and concluded that such services were compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Baker Tilly Virchow Krause, LLP in 2011.

Recommendation

The audit committee recommends a vote FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Scott N. Ross, Senior Vice President, General Counsel and Secretary, at our principal address.

SHAREHOLDER PROPOSALS FOR

2013 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2013 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Scott N. Ross, Senior Vice President, General Counsel and Secretary, no later than December 27, 2012. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2013 annual meeting of shareholders after March 12, 2013, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our amended and restated bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our amended and restated bylaws may be obtained from Scott N. Ross, Senior Vice President, General Counsel and Secretary, by written request to our principal address. Please refer to “Our Board of Directors and Committees — Corporate Governance and Nominating Committee Procedures” for the procedures for nominating directors.

OTHER MATTERS

The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Scott W. Koller

President and Chief Executive Officer

Minnetonka, Minnesota

April 26, 2012

APPENDIX A

WIRELESS RONIN TECHNOLOGIES, INC.

AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(As amended and restated by the Board of Directors on April 19, 2012)

1.	PURPOSE

The purpose of the Wireless Ronin Technologies, Inc. Amended and Restated 2006 Non-Employee Director Stock Option Plan (the “Plan”) is to attract and retain the best available individuals to serve as Non-Employee Directors of the Company, to provide additional incentive to the Non-Employee Directors of the Company to serve as directors and to encourage continued service by such persons on the Board. The Company intends that the options granted hereunder shall not constitute incentive stock options within the meaning of Section 422 of the Code, as amended.

2.	DEFINITIONS

As used herein, the following definitions shall apply:

a. “Act” means the Securities Act of 1933, as amended.

b. “Award Agreement” shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing the Option.

c. “Board” means the Board of Directors of the Company.

d. “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

e. “Committee” means the Committee of the Board appointed by the Board to administer the Plan pursuant to Section 6.

f. “Common Stock” means the Common Stock, $.01 par value per share, of the Company.

g. “Company” means Wireless Ronin Technologies, Inc. or any successor thereto.

h. “Continuous Service as a Non-Employee Director” means the absence of any interruption or termination of service as a Non-Employee Director. Continuous Service as a Non-Employee Director shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or Committee.

i. “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. The payment of fees to a Non-Employee Director shall not be sufficient in and of itself to constitute “employment” by the Company.

j. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

k. “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries.

l. “Option” means a stock option granted pursuant to the Plan.

m. “Optioned Stock” means the Common Stock subject to an Option.

n. “Optionee” means a Non-Employee Director who receives an option.

o. “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

p. “Plan” means this Amended and Restated 2006 Non-Employee Director Stock Option Plan.

q. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

r. “Share” means a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

s. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	SHARES SUBJECT TO THE PLAN

Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not become available for future grant under the Plan.

4.	GRANTS OF OPTIONS

The Committee acting in its absolute discretion (subject to Section 5) shall have the right to grant Options to Non-Employee Directors under this Plan from time to time, but the Committee shall not (subject to Section 12) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the exercise price of any outstanding Options absent the approval of the Company’s Shareholders.

5.	OPTION TERMS AND CONDITIONS

The terms and conditions of an Option granted hereunder shall be as follows:

a. The term of each Option shall be for no more than ten (10) years, subject to Sections 12, 13 and 14 hereof.

b. Unless otherwise provided in the Award Agreement, if an Optionee ceases to serve as a Non-Employee Director, the remainder of an Option not then exercisable shall lapse and be forfeited.

c. The Option, once exercisable, shall be exercisable only while the Non-Employee Director serves as a Non-Employee Director of the Company, and for a period of twelve (12) months after ceasing to be a Non-Employee Director pursuant to Section 10(b) hereof.

d. The exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option, as determined in accordance with Section 9(a) hereof.

6.	ADMINISTRATION

a. Administration. Except as otherwise required herein, the Plan shall be administered by the Board or a Committee of the Board.

b. Powers of the Board or Committee. Subject to the provisions and restrictions of the Plan, the Board or Committee shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 9(a) hereof, the fair market value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan. On a case-by-case basis, the Board or Committee, in its sole discretion, may: (i) accelerate the schedule of the time or times when an Option granted under the Plan may be exercised; and (ii) extend the duration of any Option granted under the Plan, subject to Section 5(a).

c. Effect of Board or Committee Decision. All decisions, determinations and interpretations of the Board or Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

d. Suspension or Termination of Option. If the Board or Committee reasonably believes that an Optionee has committed an act of misconduct, it may suspend the Optionee’s right to exercise any Option pending a determination by the Board or Committee (excluding the Non-Employee Director accused of such misconduct). If the Board or Committee (excluding the Non-Employee Director accused of such misconduct) determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board or Committee (excluding the Non-Employee Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or Committee.

7.	ELIGIBLE NON-EMPLOYEE DIRECTORS

Options may be granted only to Non-Employee Directors. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Non-Employee Director or nomination to serve as a Non-Employee Director, nor shall it interfere in any way with any rights which a Non-Employee Director or the Company may have to terminate such person’s service on the Board at any time.

8.	TERMINATION OF PLAN

This Plan was originally adopted by the Board effective April 15, 2006 and shall continue in effect until April 14, 2016.

9.	FAIR MARKET VALUE AND FORM OF CONSIDERATION

a. Fair Market Value. “Fair Market Value” shall mean, with respect to a share of Common Stock on an applicable date:

i. If the principal market for the Common Stock (the “Market”) is a national securities exchange or the NASDAQ Stock Market, the closing sale price reported on the date of grant or, if no reported sales take place on such date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotations are made on such date, then on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding such date; or

ii. In the event that paragraph (i) above does not apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee or Board in a manner consistently applied.

b. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash or such other form of consideration as the Board or Committee may determine, in its sole discretion, to be appropriate for payment, including but not limited to other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, or any combination of such methods of payment, or any cashless exercise procedures that are, from time to time, approved by the Committee or Board.

10.	EXERCISE OF OPTIONS

a. Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

i. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is being exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the certificate is issued, except as provided in Section 12 hereof.

ii. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option was exercised.

b. Termination of Status as a Non-Employee Director. If an Optionee ceases to serve as a Non-Employee Director, the Optionee may, but only within twelve (12) months after the date the Optionee ceases to be a Non-Employee Director of the Company, exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

c. Death of Optionee. In the event of the death of an Optionee occurring:

i. during the term of the Option, and provided that the Optionee was at the time of death a Non-Employee Director of the Company and had been in Continuous Service as a Non-Employee Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Service a Non-Employee Director for twelve (12) months after the date of death; or

ii. within thirty (30) days after the termination of Continuous Service as a Non-Employee Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of Continuous Service as a Non-Employee Director.

11.	TRANSFERABILITY OF OPTIONS

The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar corporate transaction or event affecting shares of the Company will result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Option (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, if any, contained in any Award Agreement, and any Change in Control or similar provisions of any Award Agreement), the Committee shall adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Options under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Options, and (iii) the purchase or exercise price with respect to any Option.

Any adjustments to an Option under this Section 12 shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A.

13.	CHANGE IN CONTROL PROVISIONS

a. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested in the fullest extent of the original grant.

b. For purposes of the Plan, a “Change in Control” means the happening of any of the following events:

i. An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (i) of this subsection (b); or

ii. A change in the composition of the Board such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 13(b), that any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who were members of the Board and who were also members of the Incumbent Board (or became such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

iii. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

iv. The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

c. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an Award Agreement issued at the time of the grant or at any time after the grant of an Option, and without the consent of any Optionee affected thereby, may determine that:

i. some or all Optionees holding outstanding Options will receive, with respect to some or all of the Shares subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options; and

ii. with respect to any granted and outstanding Option, the Fair Market Value of the Shares underlying such Option is less than or equal to the exercise price per share of such Option as of the effective date of the applicable Change in Control and the Option, therefore, shall terminate as of the effective date of the applicable Change in Control.

If the Committee makes a determination as set forth in subparagraph (i) of this subsection (c), then as of the effective date of any such Change in Control of the Company such Options will terminate as to such shares and the Optionees formerly holding such Options will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (ii) of this subsection (c), then as of the effective date of any such Change in Control of the Company such Options will terminate, become void and expire as to all unexercised Shares subject to such Options on such date, and the Optionees formerly holding such Options will have no further rights with respect to such Options.

14.	AMENDMENT AND TERMINATION OF THE PLAN

a. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Award Agreements under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the rules of any stock exchange or NASDAQ or similar regulatory body to which the Company is then subject at the time of the amendment and the Board determines that continued satisfaction of such requirements is necessary or desirable. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award Agreement without the consent of the affected Optionee; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 6(b), 12 and 13 of the Plan.

b. If any amendment to the Plan requires approval by the shareholders of the Company for continued applicability of Rule 16b-3 promulgated under the Exchange Act, or for initial or continued listing of the Common Stock or other securities of the Company upon any stock exchange or NASDAQ, then such amendment shall be approved by the holders of a majority of the Company’s common stock present in person or represented by proxy at the meeting during which shareholder approval of the amendment is sought.

15.	CONDITIONS UPON ISSUANCE OF SHARES

a. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of NASDAQ or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

b. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Optionee may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Award Agreements granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Act and any applicable state or foreign securities laws or an exemption from such registration under the Act and applicable state or foreign securities laws; and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Board or Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.	RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.	OPTION AGREEMENT

Options shall be evidenced by written Award Agreements in such form as the Board or Committee shall approve.

18.	INFORMATION TO OPTIONEES

The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

19.	RIGHTS AS A SHAREHOLDER

No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Option granted pursuant to the Plan until the date that the Non-Employee Director becomes the registered owner of Common Stock. Except as otherwise expressly provided in Section 12 hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

20.	NO SPECIAL RIGHTS; NO RIGHT TO OPTION

a. Nothing contained in the Plan or any Award Agreement shall confer upon any Non-Employee Director any right with respect to the continuation of his or her service as a Non-Employee Director or interfere in any way with the right of the Company at any time to terminate such service or to increase or decrease the compensation of the Non-Employee Director from the rate in existence at the time of the grant of an Option.

b. No person shall have any claim or right to receive an Option hereunder. The Committee’s granting of an Option to a Non-Employee Director at any time shall neither require the Committee to grant an Option to such Non-Employee Director or any other Non-Employee Director or other person at any time nor preclude the Committee from making subsequent grants to such Non-Employee Director or any other Non-Employee Director.

21.	SECURITIES MATTERS

a. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

b. The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Common Stock are traded.

22.	COMPLIANCE WITH RULE 16b-3

It is intended that the Plan be applied and administered in compliance with Rule l6b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

23.	TAX MATTERS

Withholding. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Non-Employee Director shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Option, or any disposition of shares of Common Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to a Non-Employee Director under such Option or by tendering a Non-Employee Director’s previously acquired shares.

24.	NO OBLIGATION TO EXERCISE

The grant to a Non-Employee Director of an Option shall impose no obligation upon such Non-Employee Director to exercise such Option.

25.	TRANSFERS UPON DEATH

No transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Non-Employee Director and to be bound by the acknowledgments made by the Non-Employee Director in connection with the grant of the Option.

26.	EXPENSES AND RECEIPTS

The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

27.	COMPLIANCE WITH SECTION 409A OF THE CODE

Notwithstanding anything herein to the contrary, any Option that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a Non-Employee Director holding such Option.

28.	FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Non-Employee Director (or beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Award Agreement, unless such failure is remedied by such Non-Employee Director (or a beneficiary or permitted transferee) within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine. No Non-Employee Director will have rights under an Option granted to such Non-Employee Director unless and until an Award Agreement shall have been duly executed on behalf of the Company.

29.	SEVERABILITY OF PROVISIONS

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

30.	APPLICABLE LAW

Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY WIRELESS RONIN TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 7, 2012, 3:30 P.M.

The undersigned shareholder of Wireless Ronin Technologies, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated April 26, 2012, and hereby appoints Scott W. Koller and Darin P. McAreavey, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Wireless Ronin Technologies, Inc. to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402, on June 7, 2012, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Wireless Ronin Technologies, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

Please be sure to date and sign this proxy card in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

		For	Withhold	For All Except
1. To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified.		☐	☐	☐

01 Stephen F. Birke 02 Gregory T. Barnum 03 Michael C. Howe 04 Scott W. Koller	05 Kent O. Lillemoe 06 Howard P. Liszt 07 Ozarslan A. Tangun

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided below.)

		For	Against	Abstain
2. To approve the amendment to our Amended and Restated 2006 Non-Employee Director Stock Option Plan.		☐	☐	☐

		For	Against	Abstain
3. To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent auditors for the year ending December 31, 2012.		☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

▲ Detach above card, mark, sign, date and mail in postage-paid envelope provided. ▲

WIRELESS RONIN TECHNOLOGIES, INC.

Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, MN 55345

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.